UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 14, 2020

(Date of earliest event reported)

LA JOLLA PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-36282

California	33-0361285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4747 Executive Drive, Suite 240, San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 207-4264

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LJPC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02Termination of a Material Definitive Agreement.

On December 14, 2020, Tetraphase Pharmaceuticals, Inc., a wholly owned subsidiary of La Jolla Pharmaceutical Company (“La Jolla”), entered into a Termination of Lease and Voluntary Surrender of Premises Agreement (the “Lease Termination Agreement”) with ARE-480 Arsenal Street, LLC (the “Landlord”) for its office and laboratory space at 480 Arsenal Way, Watertown, Massachusetts (the “Watertown Lease”). The Lease Termination Agreement is effective December 31, 2020. In connection with the Lease Termination Agreement, La Jolla will pay the Landlord approximately $0.5 million and will otherwise have no further obligations under the Watertown Lease, including with respect to the estimated remaining $3.3 million of future lease payments.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA JOLLA PHARMACEUTICAL COMPANY

Date: December 18, 2020	By:	/s/ Michael Hearne
Michael Hearne
Chief Financial Officer